FIRST AMENDMENT
TO
MENTOR CAPITAL, INC.
CAPITAL AGREEMENT
(OF JANUARY 28, 2019)

This **FIRST AMENDMENT TO MENTOR CAPITAL, INC. CAPITAL AGREEMENT** (the "First Amendment"), dated as of November 1, 2021, (the "Effective Date") is executed and entered into by and between **Mentor Capital, Inc.**, a Delaware corporation ("Mentor") and **Electrum Partners, LLC** a Nevada limited liability company (the "Company"); collectively, (the "Parties") or singularly, (a "Party").

BACKGROUND

WHEREAS, the Parties entered into a certain secured Mentor Capital, Inc. Capital Agreement dated January 28, 2019 (the "Agreement") secured by the Company's June 30, 2018 Equity Holdings and collateral pursuant to Schedule A of a certain Security Agreement dated October 31, 2018, as amended (the "Security Agreement"); and

WHEREAS, due to the coronavirus and the resulting delay in the trial date of the Company's certain legal action, *Electrum Partners, LLC, and Aurora Cannabis, Inc.*, pending in the Supreme Court of British Columbia, court file number VLC-S-S1711088, the Parties wish to amend Section 2.2, "*Payment Date*," of the respective Agreement to change the alternative earliest Payment Date from November 1, 2021, to November 1, 2023; and

WHEREAS, the Parties wish to increase the monthly payment option at Section 2.1(iii), "*Capital*," of the Agreement by One Dollar and 00/100 ($1.00) for each full month following the 28th day of the month following the Effective Date of this First Amendment, to Eight Hundred Thirty-Four Dollars and 34/100 ($834.34); and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party, the Parties hereby agree as follows:

AGREEMENT

1. **Modification of Payment Date**. Section 2.2, "*Payment Date*," of the Agreement is hereby amended to replace the original Payment Date of November 1, 2021, with the new Payment Date of November 1, 2023. This amendment to Section 2.2 of the Agreement shall not be deemed to supersede or otherwise modify the Agreement, the Security Agreement, or any section of the Agreement except to the extent specifically set forth herein. Following the Effective Date of this First Amendment, Section 2.2 shall be amended to read:

> **"2.2 "Payment Date. The payment date shall be the earlier to occur of (i) November 1, 2023, and (ii) the final resolution of the Litigation (the "Payment Date")."**

2. **Modification of Section 2.1**. Section 2.1(iii), "*Capital*," of the Agreement is hereby amended to increase the monthly payment option on the 28th day of the month following the

Effective Date to Eight Hundred Thirty-Four and 34/100 Dollars ($834.34) from the Company during that same associated calendar month. This amendment to Section 2.1(iii) of the Agreement shall not be deemed to supersede or otherwise modify the Agreement, the Security Agreement, or any other section of the Agreement except to the extent specifically set forth herein. Following the Effective Date of this First Amendment, Section 2.1(iii) shall be amended to read:

> **(iii) the greater of (A) 0.083334% of the Recovery for each full month from the 28th date following the Effective Date of this First Amendment hereof until the Payment Date if the Recovery occurs prior to the Payment Date, and (B) $834.34 for each full month from the date hereof until the Payment Date. The parties acknowledge and agree that the Capital is not a loan or debt, but an investment in the amounts to be paid to Mentor hereunder.**

3. General Terms and Conditions.

(a) All capitalized terms used in this First Amendment, unless otherwise defined herein, will have the same meaning as the terms contained in each of the respective Agreements.

(b) In case of any inconsistencies between the terms and conditions contained in the Agreement and the terms and conditions contained in this First Amendment, the terms and conditions herein will control. Except as set forth below, all provisions of the Agreement are ratified and remain unchanged and in full force and effect.

(c) This First Amendment may be executed in duplicate counterparts, each of which will be deemed an original.

(d) Each of the parties represents and warrants that they have the right, power, legal capacity, and authority to enter into and perform their respective obligations under this First Amendment.

IN WITNESS WHEREOF, the Parties have caused this First Amendment to Mentor Capital, Inc. Capital Agreement to be duly executed as of the Effective Date above set forth.

Electrum Partners, LLC,
a Nevada limited liability company

DocuSigned by:

By: ______________________
C9A7AE4D5CCB4CA...
Leslie Bocskor, Executive Chairman

MENTOR CAPITAL, INC.,
a Delaware corporation

By: ______________________
Chet Billingsley, Chairman & CEO